UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2012

Tengion, Inc.
(Exact name of registrant as specified in its charter)

001-34688
(Commission File Number)

Delaware	20-0214813
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

3929 Westpoint Blvd., Suite G
Winston-Salem, PA 27103
(Address of principal executive offices, with zip code)

(336) 722-5855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 4, 2012, Tengion, Inc. (the “Company”) was notified by The NASDAQ Stock Market (“NASDAQ”) of its hearing panel’s determination to delist the Company’s common stock from NASDAQ effective at the open of business on Thursday, September 6, 2012.  The delisting was based on the Company’s non-compliance with NASDAQ’s minimum stockholders’ equity requirement set forth in Listing Rule 5550(b)(1).  Effective at the opening of the market on September 6, 2012, the Company’s common stock will be transferred from The NASDAQ Capital Market to the OTCQB, which is operated by OTC Markets, Inc. and will continue to trade under the symbol TNGN.

On September 5, 2012, the Company issued a press release announcing NASDAQ’s decision to delist the Company’s common stock.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

   (b) Exhibits.

99.1 Press Release, dated September 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENGION, INC.

Date: September 6, 2012	By:	/s/ A. Brian Davis
Chief Financial Officer and Vice President, Finance